UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/31/2006

CELLSTAR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-22972

Delaware	75-2479727
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

601 S. Royal Lane, Coppell, Texas 75019
(Address of principal executive offices, including zip code)

(972)462-2700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

As of March 31, 2006, CellStar Corporation (the "Company") entered into an Amended & Restated Loan and Security Agreement (the "Amended Facility") with Wells Fargo Foothill, Inc., formerly known as Foothill Capital Corporation, as the arranger and administrative agent for the lenders, which also include Bank of America, N.A. (successor to Fleet Capital Corporation) and Textron Financial Corporation. The Amended Facility amends the term of the previous loan and security agreement until September 27, 2009. The borrowing rate under the Amended Facility was reduced from prime plus 0.5% to prime for the prime rate option and from LIBOR plus 3.5% to LIBOR plus 2.5% for the LIBOR option. The Amended Facility also provides a mechanism for increased borrowing capacity under the loan to pay off the Company's 12% Senior Subordinated Notes due January 2007, to the extent that the Company is able to obtain credit insurance for certain foreign accounts receivable, primarily out of its Miami export operations.

The Amended Facility is considered a current liability as the lender has dominion over cash receipts related to the Company's domestic operations and the Amended Facility contains an acceleration clause that the lenders could choose to invoke if the Company were to commit an event of default. Funding under the Amended Facility is limited by a borrowing base test, which is measured weekly on eligible domestic accounts receivable and inventory. Interest on borrowings under the Amended Facility is at the London Interbank Offered Rate plus an applicable margin, or at the bank's prime lending rate. The Amended Facility is secured by a pledge of 100% of the outstanding stock of all U.S. subsidiaries and 65% of the outstanding stock of all first tier foreign subsidiaries as defined by the Amended Facility. The Amended Facility is further secured by the Company's domestic accounts receivable, inventory, property, plant and equipment and all other domestic real property and intangible assets. The Amended Facility contains, among other provisions, covenants relating to the maintenance of certain financial ratios, and restrictions on dividend payments, entering into additional debt, mergers and acquisitions and disposition of assets.

In addition to the Company, certain of its subsidiaries executed the Amended Facility as borrowers, including CellStar, Ltd., National Auto Center, Inc., CellStar Financo, Inc., CellStar International Corporation/SA, CellStar Fulfillment, Inc., CellStar International Corporation/Asia, Audiomex Export Corp., NAC Holdings, Inc., and CellStar Fulfillment Ltd.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLSTAR CORPORATION

Date: April 04, 2006	By:	/s/ Elaine Flud Rodriguez
Elaine Flud Rodriguez
Senior Vice President and General Counsel